EXECUTION VERSION

Exhibit 10.4

AMENDMENT NO. 1 TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 20, 2016 (this “Amendment”), is among MYLAN PHARMACEUTICALS INC. (“MPI”), individually and as initial servicer (in such capacity, the “Servicer”), MYLAN SECURITIZATION LLC (“Seller”), VICTORY RECEIVABLES CORPORATION (“Victory”), as a conduit purchaser (in such capacity, the “Conduit Purchaser”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a committed purchaser, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as a committed purchaser (each of PNC and BTMUNY in the capacity of a committed purchaser, individually, a “Committed Purchaser” and collectively, the “Committed Purchasers” and collectively with the Conduit Purchaser, the “Purchasers”), PNC, as a purchaser agent, BTMUNY, as a purchaser agent (each of PNC and BTMUNY in the capacity of a purchaser agent, individually, a “Purchaser Agent” and collectively, the “Purchaser Agents”), BTMUNY, as agent on behalf of the Secured Parties (in such capacity, the “Agent”), and PNC, as an issuer of Letters of Credit (in such capacity, the “LOC Issuer”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 27, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”); and
WHEREAS, the parties hereto wish to amend the Agreement upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto hereby agree as follows:
A G R E E M E N T:
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Agreement.
2.     Amendments. The Agreement is hereby amended as follows:
(a)    The following new Section 7.5(m) is hereby added to the Agreement immediately following existing Section 7.5(l) thereof:
(l)    Specified Receivables, Etc. On or before each Reporting Date, the Servicer shall include in each Information Package delivered to Agent and each Purchaser Agent, each of (i) a listing of all Specified Obligors as of the Cut-Off Date for the related Settlement Period, (ii) the Specified Amount with respect to each Specified Obligor as of the Cut-Off Date for the related Settlement Period and (iii) a listing of each Specified Receivable as of the Cut-Off Date for the related Settlement Period. The Specified Amount with respect to each Obligor shall be calculated by the Servicer in the ordinary course as reasonably determined by the Servicer in accordance with the definition of “Specified Amounts”.
(b)    The following new defined terms and definitions thereof are hereby added to Appendix A of the Agreement in appropriate alphabetical order:
“Non-Current Receivable” means, at any time of determination, a Receivable as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date for such payment with respect to such Receivable.
“Non-Specified Obligor” means, at any time of determination, any Obligor at such time that is not a Specified Obligor.
“Specified Amounts” means, at any time of determination, with respect to any Obligor, the aggregate amount of all terms discounts, indirect rebates, direct rebates (net of any direct rebate recovery), penalty payments and other amounts owing as a result of any failure to deliver any goods or furnish any services by any Originator to such Obligor, in each case, then owing to such Obligor by an Originator under any related Contract or any key promotional program.
“Specified Obligor” means, at any time of determination, any Obligor for which either (A) each of (i) the aggregate Unpaid Balance of all Non-Current Receivables owing by such Obligor fails to exceed the Specified Amounts with respect to such Obligor at such time, (ii) the aggregate Unpaid Balance of all Non-Current Receivables owing by such Obligor at such time is greater than $0 and (iii) such Obligor has been designated as a “Specified Obligor” in the most recently delivered Information Package or (B) each of (i) at any time within sixty (60) days of such time of determination, the aggregate Unpaid Balance of all Non-Current Receivables owing by such Obligor at such time failed to exceed the Specified Amounts with respect to such Obligor at such time, (ii) the Agent and each Purchaser Agent in their sole discretion consent in writing to the inclusion of such Obligor as a Specified Obligor following request for such inclusion from the Seller or the Servicer; provided, however, that the Agent or any Purchaser Agent may immediately upon notice to the Seller or the Servicer terminate any Obligor as a Specified Obligor that was designated as a Specified Obligor pursuant to clause (B) above and thereafter such Obligor shall cease to be a Specified Obligor and (iii) such Obligor has been designated as a “Specified Obligor” in the most recently delivered Information Package.
“Specified Receivable” means, at any time of determination, a Receivable, the Obligor of which is a Specified Obligor at such time.

(c)    The definition of “Adjusted Contractual Dilution Estimate” set forth in Appendix A of the Agreement is hereby replaced in its entirety with the following:
“Adjusted Contractual Dilution Estimate” means, for any Settlement Period, (i) if a Ratings Event has occurred and is continuing, an amount equal to the Contractual Dilution Estimate for such Settlement Period, minus the portion, if any, of the Contractual Dilution Estimate for such Settlement Period related solely to the Specified Obligors (but solely to the extent that no Pool Receivable of such Specified Obligor constitutes an Eligible Receivable at such time) and (ii) otherwise, an amount equal to the Contractual Dilution Estimate for such Settlement Period, minus the sum of (A) the Direct Check Rebate Estimate for such Settlement Period, plus (B) the Failure to Supply Check Payment Estimate for such Settlement Period, plus (C) the portion, if any, of the Contractual Dilution Estimate for such Settlement Period related solely to the Specified Obligors (but solely to the extent that no Pool Receivable of such Specified Obligor constitutes an Eligible Receivable at such time).
(d)    Clause (p) of the definition of “Eligible Receivable” set forth in Appendix A of the Agreement is hereby replaced in its entirety with the following:
(p) which is none of (i) a Supplier Receivable, (ii) an Affiliate Receivable or (iii) a Specified Receivable; and
(e)    Clause (a) of the definition of “Defaulted Receivable” set forth in Appendix A of the Agreement is hereby replaced in its entirety with the following:
(a) as to which any payment, or part thereof, remains unpaid for 91 or more days from the original due date for such payment with respect to such Pool Receivable that is owing by a Non-Specified Obligor,
(f)    Clause (a) of the definition of “Delinquent Receivable” set forth in Appendix A of the Agreement is hereby replaced in its entirety with the following:
(a) as to which any payment, or part thereof, remains unpaid for between 61 or more days from the original due date for such payment with respect to such Pool Receivable that is owing by a Non-Specified Obligor and
(g)    Exhibit 3.1(a) of the Agreement is hereby replaced in its entirety with Exhibit 3.1(a) attached hereto.
3.    Representations and Warranties. Each of Seller, MPI, the Servicer and Performance Guarantor represents and warrants to each of the other parties hereto as of the date hereof, both before and immediately after giving effect to this Amendment, as follows:
(a)    The representations and warranties made by it in the Agreement and each of the other Transaction Documents to which it is a party are true and correct both as of the date hereof and immediately after giving effect to this Amendment.

(b)    The execution and delivery by it of this Amendment and the performance of its respective obligations under this Amendment and the Agreement (as amended hereby), each as applicable, and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment and the Agreement (as amended hereby), and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.
(c)    No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.
(d)    Both before and immediately after giving effect to this Amendment, the sum of the aggregate Purchasers’ Total Investment on the date hereof and the Required Reserves on the date hereof will not exceed the Net Pool Balance on the date hereof.
4.    Conditions to Effectiveness. This Amendment shall become effective as of April 30, 2016 above written upon satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Agent shall have received a counterpart of this Amendment duly executed by each of the parties hereto.
(b)    No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment.
(c)    Representations and Warranties True. The representations and warranties of Seller, MPI and the Servicer contained in the Agreement, and of Seller, MPI, the Servicer and Performance Guarantor contained in this Amendment, in each case, shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.
5.    Reference to and Effect on the Agreement and the other Transaction Documents.
(a)    Each reference in the Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to “Receivables Purchase Agreement”, “Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended hereby.
(b)    Each of the Agreement and the other Transaction Documents (except as specifically amended herein) is hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to any right, power or remedy of the Agent, any Purchaser, any Purchaser Agent or the LOC Issuer under, nor constitute a waiver of or amendment to, any other provision or condition under any Transaction Document.
(d)    To the extent that the consent of any party hereto, in any capacity, is required under any Transaction Document or any other agreement entered into in connection with any Transaction Document with respect to any of the amendments set forth herein, such party hereby grants such consent.
6.    Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.
7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Seller, the Servicer, MPI, the Purchasers, the Purchaser Agents, the LOC Issuer and the Agent, and their respective successors and assigns.
8.    Costs and Expenses. The Seller agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Agent, each Purchaser, each Purchaser Agent and the LOC Issuer in connection with the preparation, negotiation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith, including reasonable attorneys’ fees and expenses of a single counsel.
9.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
11.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

13.    Reaffirmation of Performance Guaranty. After giving effect to this Amendment, and the transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MYLAN PHARMACEUTICALS INC.,
individually and as initial Servicer

By: /s/ Colleen Ostrowski
Name: Colleen Ostrowski
Title: Treasurer

MYLAN SECURITIZATION LLC,
as Seller

By: /s/ Colleen Ostrowski
Name: Colleen Ostrowski
Title: Director

S - 1	Amendment No. 1 to Mylan A&R Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as Purchaser Agent for the BTMU Group

By: /s/ Van Dusenbury
Name: Van Dusnebury
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as Agent

By: /s/ Van Dusenbury
Name: Van Dusenbury
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as a Committed Purchaser

By: /s/ Van Dusenbury
Name: Van Dusenbury
Title: Managing Director

S - 2	Amendment No. 1 to Mylan A&R Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION
as Purchaser Agent for the PNC Group

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION
as a Committed Purchaser and as a LOC Issuer

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

S - 3	Amendment No. 1 to Mylan A&R Receivables Purchase Agreement

ACKNOWLEDGED AND AGREED TO:
MYLAN INC.,
as Performance Guarantor

By: /s/ Colleen Ostrowski
Name: Colleen Ostrowski
Title: Treasurer

S - 4	Amendment No. 1 to Mylan A&R Receivables Purchase Agreement